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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X] Filed by a Party other than the Registrant [  ]
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
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Material Pursuant to (S)240.14a-12
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                           Discount Auto Parts, Inc.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

________________________________________________________________________________
    2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
    4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________
    5) Total fee paid:

________________________________________________________________________________



[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

________________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

________________________________________________________________________________
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Forward Looking Statements

This release may contain forward-looking statements, which reflect the current views of Discount Auto Parts with respect to certain events that could have an effect on Discount Auto Parts' future financial performance. These statements include the words "expect," "expected" and similar expressions. Any such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated.

These risks and uncertainties include, but are not limited to, increased competition, extent of market demand for auto parts, availability of inventory supply, inventory shrinkage, propriety of inventory mix, adequacy and perception of customer service, product quality and defect experience, availability of and ability to take advantage of vendor pricing programs and incentives, sourcing availability, rate of new store openings, cannibalization of store sites, mix of types of merchandise sold, governmental regulation of products, weather, new store development, performance of information systems, effectiveness of deliveries from the distribution center, ability to hire, train and retain qualified team members, availability of quality store sites, ability to successfully implement the commercial delivery service, credit risk associated with the commercial delivery service, environmental risks, availability of expanded and extended credit facilities, ability to successfully and efficiently establish and coordinate operations at the second distribution center and other risks. In addition, specific risks and uncertainties associated with the recently announced proposed merger with Advance Auto Parts include, but are not limited to: (1) the risk that the businesses of Advance Auto Parts and Discount Auto Parts will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected efficiencies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with suppliers and employees, may be greater than expected; (5) inability to obtain or meet conditions imposed for governmental approval for the merger or merger schedule; (6) the failure of Discount Auto Parts' stockholders to approve the merger; (7) recessionary trends in general or in specific areas where Advance Auto Parts and Discount Auto Parts operate; (8) competitive pricing and other competitive pressures; and (9) other economic, business, competitive and/or regulatory factors affecting Advance Auto Parts' and Discount Auto Parts' businesses generally.

Investors and security holders may consider it advisable to read the preliminary proxy materials and are advised to read the definitive proxy statement/prospectus once it becomes available before making any decision regarding the proposed transaction. Investors and security holders may obtain a free copy of the registration statement and any other document filed with the SEC by Discount Auto Parts at the SEC's web site at www.sec.gov. The registration statement and, when available, the definitive proxy/prospectus, may also be obtained from Discount Auto Parts by making a request to Discount Auto Parts, Inc., 4900 Frontage Road South, Lakeland, Florida 33815, Attention:
Corporate Secretary, Telephone: (863) 687-9226.
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[Transcript of comments of Peter J. Fontaine, Chairman of the Board and Chief
Executive Officer of Discount and C. Michael Moore, Executive Vice President - Finance and Chief Financial Officer of Discount, excerpted from Discount's First Quarter Earnings Release Conference Call held on September 17, 2001, and made available by telephone archive.]

Peter Fontaine: Earnings were above our expectations. I think we did a good job of holding the expenses, the team out in the field continues to do a good job with that, and particularly in light of the merger, we have good controls in place during this interim period and the team is working hard to just run the business in a real good way.

With respect to the merger with Advance, we are proceeding on schedule. We were actually ahead of schedule up until last week, but we do not see any reason why we will not be on the schedule that was put forward and completing this by the end of the calendar year. There will be some impact with respect to some dates, but we don't think it will be significant. Our field operations, I can tell you, is extremely excited. Two weeks ago, we spent time visiting every manager in the Discount Auto Parts chain and during those meetings we saw just a tremendous amount of enthusiasm in what they heard about the plans and going forward and the goals that we have. And I can tell you that the Advance team has done an outstanding job during the interim communicating with the DAP team, communicating with us, keeping us well informed and really giving comfort to our team. I think that because of that, I think we are seeing some of the positive sales that we've seen over the past few weeks and months; just, I think, a real good quarter.

                                     *****

C. Michael Moore: During the quarter we did report an extraordinary loss of $603,000 after tax, $943,000 before tax, and that represents transaction expenses associated with the pending merger with Advance Auto Parts. It really breaks down into the fairness opinion associated with that transaction, and the balance being basically legal and accounting due diligence on the transaction.

                                     *****

Tom Sparks (private investor): I notice in your extraordinary expense there, you say some of it is for the accounting for the due diligence with Advance. Is it safe to assume that you are done with your, they are done with their due diligence on Discount?

C. Michael Moore: Certainly most of that does relate to the due diligence. There are certainly going to be, as we've indicated in the release, some on-going expenses in the second quarter for the related filings, etc., that will occur. We certainly believe that the majority of the expenses have been reported in the first quarter.

Tom Sparks: I guess my point is, really, is it safe to assume that Advance is satisfied, from their perspective, in terms of their due diligence, are they complete?

C. Michael Moore:  In terms of Advance's due diligence?

Tom Sparks:  Yes, sir.

C. Michael Moore: Certainly, the majority of that is complete. As you probably know, due diligence occurs really up until the date of closing, but I think it is safe to say that the preponderance of that due diligence is behind us.

Tom Sparks:  Terrific.  Thank you, very much.